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                                                                      Exhibit 21
                                                                     (Form 10-K)

                                 SUBSIDIARIES OF
                          CITIZENS BANKING CORPORATION

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
                                                               Jurisdiction or
                                                Ownership     Incorporation of
                 Subsidiaries                  Percentage       Organization
---------------------------------------------  -----------  --------------------
Citizens Bank                                                     Michigan
     Citizens Commercial Leasing Corporation      100%            Michigan
     CB Financial Services, Inc.                  100%            Michigan
     Citizens Title Services, Inc.                100%            Michigan
     Citizens Bank Mortgage Company, LLC           99%            Michigan
     Citizens Service Company, Inc.               100%            Michigan
         Citizens Bank Consumer Finance, LLC        1%            Michigan
         Citizens Bank Mortgage Company, LLC        1%            Michigan
     Citizens Bank Consumer Finance, LLC           99%            Michigan
     CB Capital Management, Inc.                  100%            Michigan
Citizens Bank - Illinois, N.A.                    100%      National Association
Citizens Bank Wealth Management, N.A.             100%      National Association
F&M Bancorporation, Inc.                          100%            Wisconsin
     F&M Bank - Wisconsin                         100%            Wisconsin
         Pulaski Capital Corporation              100%             Nevada
     F&M Bank - Iowa                              100%              Iowa
         Security Bancservices, Inc.              100%              Iowa